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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
              --------------------------------------------------

    We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1995 Stock Plan, the 1999 Employee Stock Purchase Plan, the Mobility.Net Corporation 1999 Stock Option Plan and Options under Stock Option Agreements of our reports dated April 12, 1999, with respect to the historical consolidated financial statements, the supplementary consolidated financial statements and schedule of Software.com, Inc. included in the Registration Statement (Form S-1 No. 333-76263) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                   /s/ ERNST & YOUNG LLP

Woodland Hills, California
October 21, 1999